UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

April 10, 2013

Date of report (Date of earliest event reported)

Great Lakes Aviation, Ltd.

(Exact name of registrant as specified in its charter)

Iowa	0-23224	42-1135319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1022 Airport Parkway

Cheyenne, WY 82001

(Address of principal executive offices, including zip code)

(307)432-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed on March 26, 2013 (the “Form 10-K”), reported the Company’s understanding at the time of filing the Form 10-K regarding the status of negotiations with the United Transportation Union (“UTU”), which represents the Company’s pilots, under the auspices of the National Mediation Board (the “NMB”). Specifically, the Form 10-K reported that the NMB had proffered arbitration on March 22, 2013, and stated that “the parties have 30 days to accept that proffer. If, at the end of the 30 day period both parties have not agreed to arbitrate, then they will be released to exercise self-help.”

These statements were based on the Company’s understanding of a March 22, 2013 meeting held with the NMB and pilot union representatives. Since filing the Form 10-K, however, the Company has been informed that the NMB’s position is that it did not proffer arbitration under Section 6 of the Railway Labor Act at the March 22 meeting. Therefore, the Company’s disclosures regarding the UTU and the NMB in each place they appeared in the Form 10-K should now read:

“The Company’s pilots are represented by the United Transportation Union (“UTU”). The pilot collective bargaining agreement became amendable on September 16, 2010. The Company and the UTU are currently engaged in contract mediation under the auspices of the National Mediation Board (“NMB.”)”

The Company assumes no obligation to provide any updates on the information presented in the Form 10-K, including regarding the status of negotiations with the UTU.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Great Lakes Aviation, Ltd.

Date: April 10, 2013	By:	/s/ Michael O. Matthews
Michael O. Matthews Chief Financial Officer

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